COMMUNITY FINANCIAL CORPORATION

June 25, 2001

Dear Fellow Stockholder:

       On behalf of the Board of Directors and management of Community Financial Corporation, we cordially invite you to attend the annual meeting of Community Financial Corporation stockholders. The meeting will be held at 6:30 p.m., local time, on July 25, 2001, at our executive offices located at 38 North Central Avenue, Staunton, Virginia 24401. The annual meeting will include management's report to you on our fiscal year 2001 financial and operating performance.

       The matters expected to be acted upon at the meeting are described in the accompanying notice of annual meeting of stockholders and proxy statement. An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.

       Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save Community Financial additional solicitation expenses and will ensure that your shares are represented at the annual meeting.

       On behalf of your Board of Directors and management, I want to thank you for your attention to this important matter and express my appreciation for your confidence and support.

Very truly yours, /s/ James R. Cooke, Jr.
James R. Cooke, Jr., D.D.S. Chairman of the Board

COMMUNITY FINANCIAL CORPORATION
38 North Central Avenue
Staunton, Virginia 24401
(540) 886-0796

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on July 25, 2001

       NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Community Financial Corporation will be held at our executive offices located at 38 North Central Avenue, Staunton, Virginia 24401, on July 25, 2001, at 6:30 p.m., local time.

       At the annual meeting, stockholders of Community Financial will be asked to consider and vote on the following proposal:

  Election of two directors, each for a term of three years.

       Stockholders also will transact any other business that may properly come before the annual meeting and any adjournments thereof. As of the date of this proxy statement, we are not aware of any other business to come before the annual meeting. Your Board of Directors recommends that you vote "FOR" each of the director nominees identified in the attached proxy statement.

       The Board of Directors has fixed the close of business on May 31, 2001, as the record date for the annual meeting. This means that stockholders of record at the close of business on that date are entitled to receive notice of and to vote at the annual meeting and any adjournments thereof.

       The annual report to stockholders, which is not a part of the proxy soliciting materials, accompanies this notice of annual meeting of stockholders, proxy statement and form of proxy, which is first being mailed to stockholders on or about June 25, 2001.

       To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

       Thank you for your continued interest and support.

By Order of the Board of Directors /s/ Jane C. Hickok
Jane C. Hickok Corporate Secretary

Community Financial Corporation
38 North Central Avenue
Staunton, Virginia 24401
(540) 886-0796

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held on July 25, 2001

INTRODUCTION

       The Community Financial Corporation Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of Community Financial Corporation for use at Community Financial Corporation's annual meeting of stockholders and any adjournments thereof. The notice of annual meeting of stockholders, this proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about June 25, 2001. References to "Community Financial," "we," "us" and "our" refer to Community Financial Corporation. In addition, certain of the information in this proxy statement relates to Community Bank, a wholly-owned subsidiary of Community Financial.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

       Our annual meeting will be held as follows:

       Date:      July 25, 2001
       Time:     6:30 p.m., local time
       Place:     Executive Offices of Community Financial
                      38 North Central Avenue
                      Staunton, Virginia 24401

Matters to Be Considered at the Annual Meeting

       At the annual meeting, stockholders of Community Financial are being asked to consider and vote upon the election of two directors, each for a term of three years. The stockholders also will transact any other business that may properly come before the annual meeting and any adjournments thereof. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

       The Board of Directors has fixed the close of business on May 31, 2001, as the record date for the annual meeting. Only stockholders of record of Community Financial common stock on that date are entitled to receive notice of and to vote at the annual meeting and any adjournments thereof. Each stockholder of record on May 31, 2001, will be entitled to one vote for each share of Community Financial common stock held. On May 31, 2001, 2,322,232 shares of Community Financial common stock were issued and outstanding and entitled to vote at the annual meeting.

What If My Shares Are Held in "Street Name" by a Broker, Bank or other Nominee?

       If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee, your nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee may nevertheless vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items, pursuant to current industry practice. In the case of non-discretionary items, the shares will be treated as "broker non-votes."

How Will My Shares of Common Stock Held in Community Financial's Employee Stock Ownership and 401(k) Profit Sharing Plan Be Voted?

       We maintain an Employee Stock Ownership and 401(k) Profit Sharing Plan (the "Plan") which owns approximately 3.3% of Community Financial's common stock. Employees of Community Bank participate in the Plan. Each Plan participant instructs the trustee of the Plan how to vote the shares of Community Financial common stock allocated to his or her account under the Plan.

       If a Plan participant properly executes the voting instruction card distributed by the Plan trustee, the Plan trustee will vote such participant's shares in accordance with his or her instructions. Where properly executed voting instruction cards are returned to the Plan trustee with no specific instructions as how to vote at the annual meeting, the trustee will vote the shares "FOR" the election of each of management's director nominees.

       In the event the Plan participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her Plan account, the Plan trustee shall vote such shares "FOR" each of management's director nominees.

How Many Shares Must Be Present to Hold the Meeting?

       A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Community Financial common stock outstanding on the record date will constitute a quorum. Broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for the purpose of determining a quorum.

What If a Quorum Is Not Present at the Meeting?

       If a quorum is not present at the scheduled time of the meeting, a majority of the stockholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve the Election of Two Directors

       Two directors are to be elected to serve for a three-year term expiring at the annual meeting of stockholders held in the third year following the year of their election or until their successors are duly elected in accordance with Community Financial's Articles of Incorporation.

       Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Community Financial common stock. This means that the two director nominees with the most affirmative votes will be elected to fill the available seats. Shares that are represented by proxy which are not voted, whether as a result of a broker non-vote or a vote withheld, will have no effect on the election of directors.

       If a director nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

       The Community Financial Board of Directors unanimously recommends that you vote "FOR" election of each of management's director nominees.

How to Vote at the Annual Meeting

       You may vote in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting. See "How to Revoke Your Proxy" below.

       Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, the persons named as your proxy will vote your shares as you have directed. If you submit your proxy but do not make a specific choice as to how to vote, your proxy will be voted in accordance with the Community Financial Board's recommendation "FOR" the election of each director nominee.

       The persons named in the proxy will have the discretion to vote on any other business properly presented for consideration at the annual meeting in accordance with their best judgment. As of the date of the proxy statement, we are not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement and the notice of annual meeting of stockholders accompanying the proxy statement.

       You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote. Please sign and return each proxy card you receive.

How to Revoke Your Proxy

       If you are the shareholder of record, you may revoke your proxy before it is voted by:

  submitting a new proxy with a later date,

  notifying the Corporate Secretary of Community Financial in writing before the annual meeting that you have revoked your proxy, or voting in person at the annual meeting.

       If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

       If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you were the beneficial owner of Community Financial common stock on May 31, 2001, the record date for voting at the annual meeting.

Proxy Solicitation Costs

       Community Financial will pay the costs of soliciting proxies. In addition to this solicitation by mail, our directors, officers and employees may also solicit proxies personally, electronically or by telephone but will not be specially compensated for such solicitation activities. We will also reimburse brokers and other custodians, fiduciaries and nominees for their reasonable expenses in sending these materials to you.

STOCK OWNERSHIP OF COMMUNITY FINANCIAL CORPORATION
COMMON STOCK

Stock Ownership of Directors and Executive Officers

       The following table presents information regarding the beneficial ownership of Community Financial common stock as of March 31, 2001, by:

  each director and director nominee of Community Financial;

  the Chief Executive Officer of Community Financial, the only named individual in the "Summary Compensation Table"; and

  all of the executive officers and directors of Community Financial as a group.

No persons or entities (or group of affiliated persons or entities) are known by management to beneficially own more than five percent of the outstanding common stock of Community Financial.

       The persons named in this table have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each person named in the table, except where otherwise indicated, is the same address as Community Financial. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Community Financial.

       Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options held by that person that are currently exercisable or exercisable within 60 days after March 31, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2001, there were 2,348,832 shares of Community Financial common stock outstanding.

	Amount and Nature of Common Stock Beneficially Owned
Name and Business Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
P. Douglas Richard, President and Chief Executive Officer and Director(2)	32,560	1.37%
James R. Cooke, Jr., D.D.S., Chairman of the Board and Director(3)	40,068	1.70
Jane C. Hickok, Vice Chairman of the Board, Secretary and Director Nominee	90,441	3.84
Charles F. Andersen, M.D., Director	45,340	1.92
Charles W. Fairchilds, Director	9,110	*
Dale C. Smith, Director Nominee	44,050	1.87
Morgan N. Trimyer, Jr., Director	3,250	*
All directors and executive officers of Community Financial as a group (12 persons)(4)	392,402	15.76
(1)	Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days after March 31, 2001, pursuant to the exercise of stock options, as follows:
Mr. Richard - 29,000 shares	Mr. Fairchilds - 8,000 shares
Dr. Cooke - 8,000 shares	Mr. Smith - 7,000 shares
Mrs. Hickok - 8,000 shares	Mr. Trimyer - 2,500 shares
Dr. Andersen - 8,000 shares

(2)	Includes shares of common stock held by the Employee Stock Ownership and 401(k) Profit Sharing Plan (the "Plan") that have been allocated to Mr. Richard's account. Pursuant to the terms of the Plan, Mr. Richard has the right to direct the voting of the shares of common stock allocated to his account. As of March 31, 2001, 1,225 shares of common stock were allocated to Mr. Richard's Plan account.

(3)	As part of a Separation and Settlement Agreement dated March 16, 2000 (the "Agreement"), and finalized May 5, 2000, Dr. Cooke received an irrevocable proxy to vote 50,000 shares of Community Financial common stock. Thus, Dr. Cooke may be deemed to have sole voting power, but no investment power with respect to the 50,000 shares of Community Financial common stock covered by the irrevocable proxy.

(4)	Includes shares of Community Financial common stock held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares of common stock the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes 140,600 shares of common stock issuable upon exercise of the directors' and executive officers' stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires Community Financial's directors and executive officers, and persons who own more than 10% of Community Financial's common stock to report their initial ownership of Community Financial's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and Community Financial is required to disclose in this proxy statement any late filings or failures to file.

       Community Financial believes, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended March 31, 2001, that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except that on June 7, 2001, Mr. P. Douglas Richard filed an amended Form 5, the Annual Statement of Changes in Beneficial Ownership, to report beneficial ownership of a stock option granted to him on May 1, 2000 to purchase 5,000 shares of common stock of Community Financial and to report an aggregate of 35 shares of common stock purchased in six transactions from November 26, 1999 to February 22, 2001.

ELECTION OF DIRECTORS

       Our Board of Directors consists of seven members. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.

       The table below sets forth information regarding our Board of Directors, including their age, position with Community Financial and term of office. The "Director Since" column includes service on the Board of Directors of Community Bank as well as service on Community Financial's Board of Directors.

       The Board of Directors selects nominees for election as directors. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

       Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends you vote "FOR" each of management's director nominees.

Name	Age	Position(s) Held	Director Since	Term Currently Expires
Director Nominees for Terms to Expire at the 2004 Annual Meeting
Jane C. Hickok	64	Vice Chairman of the Board and Secretary	1983	2001
Dale C. Smith	62	Director	1980	2001
Continuing Directors
Charles F. Andersen, MD	59	Director	1990	2002
Charles W. Fairchilds	53	Director	1996	2002
James R. Cooke, Jr., D.D.S.	63	Chairman of the Board	1984	2003
P. Douglas Richard	57	President and Chief Executive Officer	2000	2003
Morgan N. Trimyer, Jr.	58	Director	2000	2003

       Set forth below is the principal occupation of each director and director nominee of Community Financial. All directors and nominees have held their present positions for at least five years, unless otherwise indicated.

       Jane C. Hickok. Mrs. Hickok was elected Vice Chairman of the Board in October 1994 and Secretary of Community Financial in October 1998. She retired as President and Chief Executive Officer of Community Bank in October 1994 after serving since 1984. Mrs. Hickok also retired as President and Chief Executive Officer of Community Financial in January 1995, but continues to serve as a director of Community Financial and Community Bank. Mrs. Hickok was elected as a director of Community Bank in 1983 and as a director of Community Financial in 1990 when it became the holding company of Community Bank.

       Dale C. Smith. Mr. Smith is the General Manager and Chief Executive Officer of Augusta Cooperative Farm Bureau, a farm supply and retail store.

       Charles F. Andersen, M.D. Dr. Andersen is an orthopedic surgeon in private practice in Waynesboro, Virginia.

       Charles W. Fairchilds. Mr. Fairchilds has been the President of Allied Ready Mix Co., a concrete company located in Waynesboro, Virginia since 1987.

       James R. Cooke, Jr., D.D.S. Dr. Cooke has been a practicing dentist in Staunton, Virginia since 1965.

       P. Douglas Richard. Mr. Richard was appointed the Acting President and Chief Executive Officer of Community Financial and Community Bank on January 12, 2000, and became the President and Chief Executive Officer of Community Financial and Community Bank on April 26, 2000. He was appointed to the Board of Directors of Community Financial on April 26, 2000. From January 1, 1997, to January 12, 2000, Mr. Richard was a Senior Vice President of Community Bank. From December 1993 to January 1996, he was President and Chief Executive Officer of Seaboard Bancorp.

       Morgan N. Trimyer, Jr. Mr. Trimyer has served as Vice President and Partner of Welton, Duke & Hawks, Inc., an insurance company headquartered in Portsmouth, Virginia, since 1984. He is also Vice President of Valley Insurance Agency, Inc. located in Lexington, Virginia, and has 30 years of experience in the insurance industry in Virginia.

MEETINGS AND COMMITTEES

Meetings

       Meetings of the Board of Directors of Community Financial are generally held on a monthly basis. Meetings of the Board of Directors of Community Bank, Community Financial's wholly-owned operating subsidiary, also are generally held once per month. The Community Financial Board of Directors conducted 12 regular meetings and five special meetings during fiscal 2001. The Board of Directors of Community Bank conducted 12 regular meetings and five special meetings during fiscal 2001. Each director attended at least 75% of (i) Community Financial's Board meetings and any committees on which he or she served and (ii) Community Bank's Board meetings and any committees on which he or she served.

Committees

       The Board of Directors of Community Financial has three standing committees: the Audit Committee, the Executive and Long-Range Planning Committee, and the Stock Option Committee.

       The Audit Committee of Community Financial operates under a written charter adopted by the full Board of Directors, a copy of which is attached to this proxy statement as Appendix A. Directors Richard, Cooke, Hickok, Smith and Fairchilds currently serve on the Audit Committee. As of the date of this proxy statement, four of the five Audit Committee members were "independent directors" as defined in the Nasdaq Stock Market rules. Thus, Community Financial's Board, as currently constituted, meets the audit committee composition exception for small business filers in the Nasdaq Stock Market rules, which requires small business filers to establish and maintain an audit committee of at least two members, a majority of whom must be "independent directors."

       The functions of the Audit Committee in connection with the annual audit matters are as follows:

  review significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

  ascertain the existence of effective accounting and internal control systems; and

  oversee the entire audit function, both internal and with the independent accountants.

       The Audit Committee met four times during fiscal 2001.

       The Executive and Long-Range Planning Committee is responsible for formulating future plans and discussing the objectives and corporate goals of Community Financial. Directors Richard, Andersen, Cooke, Fairchilds and Hickok currently serve on this committee. This committee did not meet during fiscal 2001.

       The Stock Option Committee is responsible for administering Community Financial's Stock Option and Incentive Plan. Directors Cooke and Smith serve on this committee which met once during fiscal 2001.

       Community Financial has not paid any compensation to its officers or directors since its formation. Accordingly, all compensation matters are addressed by Community Bank's Compensation and Benefits Committee, in consultation with Community Bank's Board of Directors. The Compensation and Benefits Committee is responsible for:

  reviewing our compensation policies, and establishing the ranges of compensation paid to officers and employees;

  determining salaries to be paid to our officers and employees, based on recommendations from supervisors, including the President and Chief Executive Officer, who yearly evaluate the officers and employees they supervise. Based on that evaluation, the supervisors make a recommendation to the President and Chief Executive Officer of Community Bank on the amount of salary and bonus to be paid. The President and Chief Executive Officer of Community Bank either adopts the recommendation or modifies the supervisor's recommendation. Finally, the recommendation is presented to the Board of Directors for their review. The Board determines whether to ratify, modify or reject the recommendation; and

  overseeing the administration of our employee benefit plans covering employees generally.

       Directors Richard, Cooke, Hickok, Smith and Fairchilds serve on this committee. The Compensation and Benefits Committee met once during fiscal 2001.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

       The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Community Financial specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

       The Board of Directors has adopted a charter for the Audit Committee, which charter is attached as Appendix A to this proxy statement. The Audit Committee has issued the following report with respect to the audited financial statements of Community Financial for the fiscal year ended March 31, 2001.

  The Audit Committee has reviewed and discussed with Community Financial's management Community Financial's audited financial statements for the year ended March 31, 2001;

  The Audit Committee has discussed with BDO Seidman, LLP, the independent auditors for Community Financial, those matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61;

  The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board No. 1 disclosing the matters that, in the auditors' judgment, may reasonably be thought to bear on the auditors' independence from Community Financial, and has discussed with the auditors their independence from Community Financial; and

  Based on the review and discussions referred to in the three items noted above, the Audit Committee recommended to the Board of Directors that the fiscal year 2001 audited financial statements be included in Community Financial's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001.

       Submitted by the Audit Committee of Community Financial's Board of Directors:

       Jane C. Hickok, Chairman
       James R. Cooke, Jr., D.D.S.
       Charles W. Fairchilds
       P. Douglas Richard
       Dale C. Smith

DIRECTOR COMPENSATION

       Directors are not paid for services on the Board of Directors of Community Financial. We may, if we believe it is necessary to attract or retain qualified directors or if it is otherwise beneficial to Community Financial, adopt a policy of paying directors for service on the Community Financial Board.

       Community Bank employees receive no extra pay for services as directors. Non-employee directors of Community Bank, other than the Chairman of the Board, receive a director's retainer fee of $800 per month and meeting fee of $100 for each committee meeting attended. The Chairman of the Board receives a chairman's retainer fee of $1,600 per month. The Chairman of the Board receives no additional compensation for attending committee meetings.

EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth summary information concerning compensation awarded to, earned by or paid to our chief executive officer, Mr. Richard, for the fiscal year ended March 31, 2001. No other executive officer earned a salary and bonus exceeding $100,000 in fiscal 2001.

       While Mr. Richard received perquisites and other personal benefits in addition to salary and bonus during the periods stated, the aggregate amount of these perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of his annual salary and bonus and, therefore, has been omitted as permitted by the rules of the SEC.

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
P. Douglas Richard(2) President and Chief Executive Officer of Community Financial and Community Bank	2001	$119,832	$10,000	11,000	$3,528(3)
	2000	$ 78,375	$12,500	5,000	$4,846
(1)	Salary includes amounts deferred at the election of Mr. Richard through the 401(k) feature of the Community Financial Employee Stock Ownership and 401(k) Profit Sharing Plan (the "Plan").
(2)	Mr. Richard was named acting President and Chief Executive Officer of Community Financial on January 12, 2000. On April 26, 2000, he was named President and Chief Executive Officer and appointed a director of Community Financial.

(3)	Represents payments on behalf of Mr. Richard, as follows: $3,360 to Community Financial's 401(k) feature of the Plan and $168 in premiums for a term life insurance policy.

Option Grants in Fiscal Year 2001

       The following table shows information with respect to grants of options to Mr. Richard for the fiscal year ended March 31, 2001. The options were granted under Community Financial's Stock Option and Incentive Plan.

Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date

P. Douglas Richard	6,000 5,000	20.0% 16.7%	$9.63 $9.63	3/27/11 5/01/10

Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values

       The following table sets forth the number and value of unexercised stock options held by Mr. Richard at March 31, 2001. The value of an unexercised, "in-the-money" option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on March 31, 2001, multiplied by the number of shares underlying the option. The fair market value of Community Financial common stock as of March 30, 2001, the last trading day of the fiscal year, was $9.625 per share, based on the closing price of Community Financial common stock as reported on the Nasdaq Stock Market. Since the exercise price of the options held by Mr. Richard was higher than the fair market value of Community Financial common stock, none of Mr. Richard's options were "in-the-money" at fiscal year-end. No stock options were exercised by the Mr. Richard during the fiscal year ended March 31, 2001.

			Number of Securities Underlying Unexercised Options at Fiscal Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
P. Douglas Richard	---	$---	29,000/---	$---/$---

Employment Agreement With P. Douglas Richard

       Community Bank currently has an employment agreement with Mr. Richard for his services as President and Chief Executive Officer of Community Bank. The agreement became effective September 29, 2000 for a minimum annual base salary of $125,000 and expires on March 31, 2003. Mr. Richard's salary may be increased at the sole and absolute discretion of Community Bank's Board of Directors. Mr. Richard is also entitled to participate (i) in performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors of Community Bank and (ii) employee benefit and welfare programs applicable to executive officers of the company. The agreement provides for termination upon Mr. Richard's death, for cause or in certain events specified by the Office of Thrift Supervision regulations.

       In the event Mr. Richard is terminated without cause or resigns for good reason, he will receive, as liquidated damages, the greater of (i) 1.5 times the total cash compensation paid or payable to him during the 12 full consecutive months immediately preceding the effective date of his termination of employment or (ii) the salary due to him for the remaining term of his agreement. Community Bank also shall maintain in full force and effect for the continued benefit of Mr. Richard for 12 months following the effective date of his termination or resignation, as the case may be, at no cost to him, substantially the same health and other benefits available to him in effect immediately prior to such involuntary termination. The foregoing payments would be reduced by any cash compensation or health and other benefits actually paid to, or receivable by, Mr. Richard from another employer during the period he is receiving post-termination compensation benefits from Community Bank.

       In the event Mr. Richard's employment is terminated within six months preceding or 12 months following a "change in control" (as defined in the agreement), other than for cause or as a result of Mr. Richard's death, disability or retirement, then Mr. Richard will be entitled to receive a cash payment in an amount not to exceed 2.99 times his "base amount" as determined under Section 280G of the Internal Revenue Code of 1986. Accordingly, if Mr. Richard was terminated as of March 31, 2001, he would have been entitled to receive approximately $237,000 pursuant to this provision.

INDEPENDENT ACCOUNTANTS

General

       On May 31, 2001, Community Financial determined that the firm of BDO Seidman, LLP would no longer serve as Community Financial's independent accounting firm. BDO Seidman, LLP has audited Community Financial's financial statements for the fiscal year ended March 31, 2001. A representative of BDO Seidman, LLP is expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

       The audit reports of BDO Seidman, LLP on Community Financial's financial statements for the last two fiscal years did not contain a qualified, adverse or disclaimed opinion. During the last two fiscal years and subsequent interim period preceding the date of the notification of dismissal, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to BDO Seidman, LLP's satisfaction, would have caused them to make reference to the subject matter of such disagreement in connection with issuing their reports.

       On June 4, 2001, Community Financial engaged Yount, Hyde & Barbour, P.C. The decision to select Yount, Hyde & Barbour, P.C. was recommended by the Registrant's Board of Directors and was based on proposals received from several accounting firms. A representative of Yount, Hyde & Barbour, P.C. is expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Audit Fees

       Aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of Community Financial's financial statements for fiscal 2001 and the review of the financial statements included in Community Financial's quarterly reports on Form 10-QSB for the fiscal year were $67,000.

All Other Fees

       Other than audit fees, the aggregate fees billed to Community Financial by BDO Seidman, LLP for fiscal 2001 were $13,000. Community Financial did not incur any fees related to financial information systems design and implementation.

       The Audit Committee of the Board of Directors has considered whether the providing of all non-auditing services (and the aggregate fees billed for such services) in fiscal year 2001 by BDO Seidman, LLP, the principal independent auditors, is compatible with maintaining the principal auditors' independence.

CERTAIN TRANSACTIONS

       Community Bank has followed a policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, are made in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

       All loans made by Community Bank to its directors and executive officers are subject to the Office of Thrift Supervision regulations restricting loan and other transactions with affiliated persons of Community Financial. All loans to directors and executive officers were performing in accordance with their terms at March 31, 2001.

STOCKHOLDER PROPOSALS

       In order to be eligible for inclusion in next year's proxy materials for the annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our main office located at 38 North Central Avenue, Staunton, Virginia 24401, on or before February 25, 2002. To be considered for presentation at next year's annual meeting, although not included in the proxy materials, any stockholder proposal must be received at our main office on or before May 24, 2002; provided, however, that in the event that the date of next year's annual meeting is held before July 5, 2002 or after September 23, 2002, the shareholder proposal must be received on or before the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made.

       All stockholder proposals for inclusion in Community Financial's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act 1934 and, as with any stockholder proposal, regardless of whether it is included in our proxy materials, Community Financial's certificate of incorporation and bylaws and Virginia law.

ANNUAL REPORTS

       Stockholders of record on May 31, 2001, should have received a copy of our 2001 annual report to stockholders either with this proxy material or prior to its receipt. If, upon receipt of this proxy material, you have not received the annual report to stockholders, please write to the Corporate Secretary at the address below and a copy will be sent to you. The annual report does not constitute a part of the proxy solicitation material and is not incorporated herein by reference.

       In addition, a copy of Community Financial's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, is available to each record and beneficial owner of Community Financial's common stock without charge upon written request to the Corporate Secretary, Community Financial Corporation, 38 North Central Avenue, Staunton, Virginia 24401.

OTHER MATTERS

       We are not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

APPENDIX A

COMMUNITY FINANCIAL CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.     PURPOSE

       The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

  Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

       The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

       The Audit Committee shall be comprised of three or more directors as determined by the Board, a majority of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. An "independent director" is a director who is not, nor has been within the last three years, an employee of the Corporation, an immediate family member of an employee of the Corporation or an individual who has a business relationship (in addition to the director's relationship to the Corporation as an outside director) with the Corporation, unless any such business relationship does not interfere with the director's exercise of independent judgment, in the business judgment of the Board of Directors. In addition, a director is not independent if such director is employed as an executive of another corporation where any of the Corporation's executives serves on that corporation's compensation committee. Nevertheless, one former employee or immediate family member of a former employee who is not considered independent due solely to the three-year restriction period may be appointed to the Audit Committee if the company's Board determines in its business judgment that membership on the Audit Committee is required by the best interests of the company and its shareholders, and the company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination.

       All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

       The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the Whole Board, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership.

III.  MEETINGS

       The Audit Committee shall meet periodically as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairman should meet with the independent accountants and management periodically to review the Corporation's financials consistent with IV.4 below.

IV.  RESPONSIBILITIES AND DUTIES

       To fulfill its responsibilities and duties the Audit Committee shall:

       Documents/Reports Review

  Review and update this Charter periodically, at least annually, as conditions dictate.

  Review the organization's annual financial statements. Review any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants as determined necessary by the Audit committee or Board of Directors.

  Review the regular internal reports to management prepared by the internal auditing department and management's response.

  Review with financial management the 10-Q prior to its filing or prior to the release of earnings. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

  Independent Accountants

  In recognition of the fact that the independent accountants are ultimately accountable to the Board of Directors and to the Audit Committee, recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and when considered necessary by the Committee or Board of Directors approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  In consultation with the Board of Directors, review the performance of the independent accountants and approve any proposed selection or discharge of the independent accountants when circumstances warrant.

  A - 2

  Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

  Financial Reporting Processes

  In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

  Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

  Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

  Process Improvement

  Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

  Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

  Ethical and Legal Compliance

  Review activities, organizational structure, and qualifications of the internal audit department.

  Review, with the organization's counsel or other appropriate representative, legal compliance matters including corporate securities trading policies.

  Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

  Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

A - 3

REVOCABLE PROXY	COMMUNITY FINANCIAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS	July 25, 2001

       The undersigned hereby appoints the members of the Board of Directors of Community Financial Corporation, and the survivors of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Community Financial which the undersigned is entitled to vote at the annual meeting of stockholders, to be held on Wednesday, July 25, 2001, at 6:30 p.m., local time, and at any and all adjournments thereof, as follows:

  I.     The election as directors of all nominees listed below for three-year terms to expire in the year 2004 (except as marked to the contrary).

       FOR   [  ]              WITHHELD   [  ]               FOR ALL EXCEPT   [  ]

Instructions: To vote for all nominees mark the box "FOR" with an "X." To withhold your vote for all nominees mark the box "WITHHELD" with an "X." To withhold your vote for an individual nominee mark the box "FOR ALL EXCEPT" with an "X" and strike a line through the nominee's name in the list below for whom you wish your vote withheld.

       JANE C. HICKOK                     DALE C. SMITH

The Board of Directors recommends a vote "FOR" the listed proposal.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the election of each of the director nominees. If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the annual meeting.

Important! Please sign and date this card on the reverse side!

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Community Financial at or before the annual meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Community Financial at or before the annual meeting; or (iii) attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

       The undersigned acknowledges receipt from Community Financial, prior to the execution of this proxy, of the Notice of the Annual Meeting, a Proxy Statement dated June 25, 2001 and the Annual Report to Stockholders for the fiscal year ended March 31, 2001.

Dated: _________________________, 2001

_____________________________________________ SIGNATURE OF STOCKHOLDER
_____________________________________________ SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.